UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SOUTHWEST GAS CORPORATION	SOUTHWEST GAS CAPITAL II
(Exact names of registrant and co-registrant as specified in their charters)

California (State of incorporation or organization) 88-0085720 (I.R.S. Employer Identification No.)	Delaware (State of incorporation or organization) Applied for (I.R.S. Employer Identification No.)

c/o Southwest Gas Corporation 5241 Spring Mountain Road Las Vegas, Nevada 89150 (Address and zip code of principal executive offices)

If this form relates to
the registration of a class
of securities pursuant to Section 12(b)
of the Exchange Act and is
effective pursuant to General
Instruction A.(c), please check
the following box. [ X ]	If this form relates to the
registration of a class of
securities pursuant to Section 12(g)
of the Exchange Act and is
effective pursuant to General
Instruction A.(d), please check
the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-106419. Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered % Preferred Trust Securities (and the Guarantee with respect thereto)	Name of each exchange on which each class is to be registered New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

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INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

        The terms and provisions of the ____% Preferred Trust Securities (the “Preferred Securities”), representing undivided beneficial interests in the assets of Southwest Gas Capital II, a statutory trust created under the laws of the State of Delaware (the “Trust”), are described in the Preliminary Prospectus of the Trust and Southwest Gas Corporation filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (“Rule 424(b)”), on August 19, 2003, which is incorporated by reference herein. The Final Prospectus of the registrants to be filed by the registrants with the Commission pursuant to Rule 424(b) is also deemed to be incorporated by reference herein.

Item 2. Exhibits.[1]

2.1	Certificate of Trust dated as of June 23, 2003 of Southwest Gas Capital II (included as exhibit 4.03 to the Registrant's Registration Statement No. 333-106419 on Form S-3).

2.2	Trust Agreement dated as of June 23, 2003 for Southwest Gas Capital II (included as exhibit 4.06 to the Registrant's Registration Statement No. 333-106419 on Form S-3).

2.3	Form of Amended and Restated Trust Agreement of Southwest Gas Capital II (included as exhibit 4.09 to the Registrant's Registration Statement No. 333-106419 on Form S-3).

2.4	Form of Preferred Trust Security (included as exhibit 4.16 to the Registrant's Registration Statement No. 333-106419 on Form S-3).

2.5	Form of Guarantee Agreement with respect to the Preferred Securities (included as exhibit 4.13 to the Registrant's Registration Statement No. 333-106419 on Form S-3).

2.6	Form of Indenture relating to the Junior Subordinated Debentures (included as exhibit 4.14 to the Registrant's Registration Statement No. 333-106419 on Form S-3).

2.7	Form of Junior Subordinated Debenture (included as exhibit 4.17 to the Registrant's Registration Statement No. 333-106419 on Form S-3).

      [1]   Incorporated by reference.

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SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly authorized the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

SOUTHWEST GAS CAPITAL II

By: /s/ Robert M. Johnson Robert M. Johnson, Trustee

SOUTHWEST GAS CORPORATION as Sponsor of the Registrant and Guarantor under the Guarantee

By: /s/ Edward A. Janov Edward A. Janov Vice President/Finance

August 19, 2003 3